Exhibit 99.1

Wyndham Destinations PROVIDES UPDATE ON LIQUIDITY AND 2020 OUTLOOK

ORLANDO, Fla. (March 25, 2020) - Wyndham Destinations, Inc. (NYSE:WYND) announced today it is withdrawing its full-year 2020 guidance and providing business updates relating to the evolving impact of novel coronavirus/COVID-19 on travel demand and the global economy.

Michael D. Brown, president and CEO of Wyndham Destinations noted, “At Wyndham Destinations, our priority remains the safety and well-being of our owners, guests and associates. As the travel industry is currently being impacted by COVID-19 in unprecedented ways, we are working around the clock to ensure the safety of all of our constituents and the continuity of our business. The travel industry will endure, vacation time will remain as important as ever, and we will get through this difficult time. Our organization is squarely focused on taking the right steps to ensure that we are in the best position to welcome back our owners, members and guests as soon as possible.”

“Even if leisure travel is suspended for an extended period, we have the cash and liquidity necessary to sustain the business,” said Brown. As a result of these issues, the Company is providing its stakeholders with updates to financial performance and liquidity, as well as actions being taken to ensure for the care of owners and associates.

Owners & Guests
As part of its efforts to keep guests and associates safe, on March 18, 2020, Wyndham Vacation Clubs implemented a reservation freeze on new bookings through April 30, and proactively cancelled all existing reservations for the same time period. Customers are able to rebook via its websites, and the Company has ramped up at-home call center and social media teams around the globe to help customers rebook for future dates. For real-time updates on the impact of COVID-19 at the Company’s resorts, please visit
https://clubwyndham.wyndhamdestinations.com/us/en/covid-19-information.

Resorts
Most Wyndham Vacation Clubs resorts have already temporarily closed, or are in the process of closing, to slow the spread of COVID-19 and comply with local government orders. The common areas and amenities at all company-managed resorts have been closed since March 15, 2020.

Update on 2020 Outlook
On February 26, 2020, the Company provided first quarter and full-year 2020 guidance excluding the impact of COVID-19. Given the unprecedented and fluid nature of the current environment, the Company is withdrawing its guidance until there is a better understanding of the duration and depth of significantly reduced leisure travel on the Company’s business.

Business Performance
The cancellations of reservations at the Company’s resorts and significant declines in tourist travel near the Company’s sales centers have led to significant declines in its vacation ownership interest (VOI) sales. In the first two months of 2020, tours were 9% higher year-over-

year. Steep declines in leisure travel in March have resulted in an estimated year-over-year tour decline of approximately 55% for the month and an estimated decline of 17% for the first quarter. At this time the Company does not anticipate any VOI sales in April.

Balance Sheet
At the end of February, the Company’s leverage ratio was 2.7x. As a precautionary measure, and to ensure adequate liquidity for a sustained period, the Company recently fully drew its $1 billion Revolving Credit Facility to further increase its cash position and preserve financial flexibility. As of March 25, 2020, the Company had cash and cash equivalents of just over $1 billion. The Company’s next long-term debt maturity is the $250 million secured note due March 2021.

In addition, the Company is pursuing actions to further improve liquidity by reducing capital expenditures, inventory spending and operating expenses, as well as other actions including suspending share repurchases.

As previously announced, the Company will be paying its first quarter dividend of $0.50 per share on March 31, 2020 to shareholders of record as of March 16, 2020.

“We know that in times of uncertainty, people want to spend time with family and friends,” Brown said. “As restrictions on global travel are eased, we are well positioned to deliver great vacations to the nearly 880,000 owner families and 4 million exchange members who have entrusted us for a lifetime of travel. We’re eager to welcome them back to their resorts as soon as circumstances allow.”
About Wyndham Destinations
Wyndham Destinations, Inc. (NYSE:WYND) believes in putting the world on vacation. As the world’s largest vacation ownership and exchange company, Wyndham Destinations offers everyday travelers the opportunity to own or exchange their vacation experience while enjoying the quality, flexibility and value that Wyndham delivers. The company’s global presence in approximately 110 countries means more vacation choices for its more than four million members and owner families, with 230 resorts which offer a contemporary take on the timeshare model - including vacation club brands Club Wyndham ®, WorldMark ® by Wyndham, and Margaritaville Vacation Club ® by Wyndham - and 4,200+ affiliated resorts through  RCI, the world’s leader in vacation exchange. Year after year, a worldwide team of more than 22,500 associates delivers exceptional vacation experiences to families around the globe as they make memories to last a lifetime. At Wyndham Destinations, our world is your destination. Learn more at WyndhamDestinations.com.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, conveying management's expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the expected effects on our business of the coronavirus/COVID-19 pandemic;

vacation ownership interest (VOI) sales and tour flow; the impact of contingency plans and cost and investment reductions; our liquidity expectations; and similar statements concerning anticipated future events and expectations that are not historical facts.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, general economic conditions, the performance of the financial and credit markets, the competition in and the economic environment for the timeshare industry, the impact of war, terrorist activity, political strife, severe weather events and other natural disasters, pandemics (including the coronavirus/COVID-19 pandemic) or threats of pandemics, operating risks associated with the vacation ownership and vacation exchange businesses, uncertainties related to our ability to realize the anticipated benefits of the spin-off of the hotel business (“Spin-off”) Wyndham Hotels & Resorts, Inc. or the divestiture of our North American and European vacation rentals businesses or the acquisition of Alliance Reservations Network (“ARN”), unanticipated developments related to the impact of the Spin-off, the divestiture of our North American and European vacation rentals businesses, the acquisition of ARN and related transactions, including any potential impact on our relationships with our customers, suppliers, employees and others with whom we have relationships, and possible disruption to our operations, our ability to execute on our strategy, the timing and amount of future dividends and share repurchases and those other factors disclosed as risks in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2020, and subsequently filed periodic reports filed with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, subsequent events or otherwise.
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Investor Contact: Christopher Agnew Senior Vice President, FP&A and Investor Relations (407) 626-4050 Christopher.Agnew@wyn.com	Media Contact: Steven Goldsmith Public Relations (407) 626-5882 Steven.Goldsmith@wyn.com
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